                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT, effective as of the 1st day of January, 1995, is made by and between PCT HOLDINGS, INC., a Washington corporation having its principal place of business in Wenatchee, Washington (the "Company"), and DONALD A. WRIGHT, a resident of Washington (the "Executive").

                                   RECITALS:

     A. The Company desires to continue the services of the Executive, presently a shareholder, officer and director of the Company, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth; and

     B. The Board of Directors of the Company (the "Board") by appropriate resolutions authorized the employment of the Executive as provided for in this Agreement.

          Accordingly, the Company and the Executive agree as follows:

                                   ARTICLE I

                                     Duties

          1.1 Duties. The Executive shall be a President of the Company. The duties to be performed by the Executive under this Agreement are as specified in the Company's Bylaws, if applicable, and/or as assigned as of the date hereof by the Board. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such duties.

                                   ARTICLE II

                               Term of Agreement

          The term of this Agreement shall commence on the date hereof and end on December 31, 1997 (the "Contract Term").

                                  ARTICLE III

                                  Compensation

          During the Contract Term, the Company shall pay or cause to be paid to the Executive in cash in accordance with the normal payroll practices of the Company for peer executives, including deductions, withholdings and collections as required by law, in installments not less frequently than monthly, an annual base salary ("Annual Base Salary") as follows:

               Year                Annual Base Salary
               ----                ------------------

          1/1/95 - 12/31/95             $100,000
          1/1/96 - 12/31/96             $125,000
          1/1/97 - 12/31/97             $150,000


The Company may from time to time increase the Executive's Annual Base Salary, provided that it shall not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased.

                                   ARTICLE IV

                                 Other Benefits

          4.1 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary, the Executive shall be entitled to participate during the Contract Term in all bonuses and incentive (including annual and long-term incentives), savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company. Attached hereto as Exhibit "A" is a description of bonus and stock option benefits for the Executive during the Contract Term.

          4.2 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of the Company.

          4.3  Fringe Benefits.  During the Contract Term, the
Executive shall be entitled to fringe benefits applicable to other peer executives of the Company.

          4.4 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to peer executives of the Company.

          4.5  Office and Support Staff.  During the Contract
Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, provided with respect to other peer executives of the Company.

          4.6 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, policies, and programs applicable to other peer executives of the Company.

          4.7 Automobile. During the Contract Term, the Executive shall have the use of an automobile of make, size and model reasonably satisfactory to the Executive and the Company. The Company shall pay all acquisition or rental costs thereof as well as costs of operation, maintenance and insurance.

                                   ARTICLE V

                             Restrictive Covenants

          5.1  Trade Secrets, Confidential and Proprietary
Business Information.

               (a) The  Company  has advised  the  Executive  and the  Executive acknowledged that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets, confidential and propriety business information of the Company, any information of the Company other than information which has entered the public domain (unless such information entered the public domain through effects of or on account of the Executive), and all valuable and unique information and techniques acquired, developed or used by the Company relating to its business, operations, employees, customers and suppliers, which give the Company a competitive advantage over those who do not know the information and techniques and which are protected by the Company from unauthorized disclosure, including but not limited to, customer lists (including potential customers), sources of supply, processes, plan, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees.

               (b) The Executive acknowledges that the Executive will acquire Protected Information with respect to the Company and its successors in interest, which information is a valuable, special and unique asset of the Company's business and operations and that disclosure of such Protected Information would cause irreparable damage to the Company.

               (c) Either during or after termination of employment by the Company, the Executive shall not, directly or indirectly, divulge, furnish or make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment) nor use in any manner, any Protected Information, or cause any such information of the Company to enter the public domain.

          5.2  Non-Competition.

               (a) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, for a period of two (2) years after the termination of this Agreement, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in Section 5.2(c).

               (b) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, for a period of two (2) years after the termination of this Agreement, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 5.2(b) shall, however, restrict the Executive from making any investment in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

               (c) For purposes of this Section 5.2, "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a competitor of the Company and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids), with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government.)

          5.3 Non-Solicitation. From the date hereof until two (2) years after the Executive's termination of employment with the Company, the Executive shall not, directly or indirectly: (a) encourage any employee or supplier of the Company or its successors in interest to leave his or her employment with the Company or its successors in interest; (b) employ, hire, solicit or cause to be employed, hired or solicited (other than by the Company or its successors in interest), or encourage others to employ or hire any person who within two (2) years prior thereto was employed by the Company or its successors in interest; or (c) establish a business with, or encourage others to establish a business with, any person who within two (2) years prior thereto was an employee or supplier of the Company or its successors in interest.

          5.4 Disclosure of Employee-Created Trade Secrets, Confidential and Propriety Business Information. The Executive agrees to promptly disclose to the Company all Protected Information developed in whole or in part by the Executive during the Executive's employment with the Company and which relates to the Company's business. Such Protected Information is, and shall remain, the exclusive property of the Company. All writings created during the Executive's employment with the Company

(excluding writings unrelated to the Company's business) are considered to be "works-for-hire" for the benefit of the Company and the Company shall own all rights in such writings.

          5.5  Survival of Undertakings and Injunctive Relief.

               (a) The  provisions  of  Sections  5.1,  5.2,  5.3 and 5.4  shall
survive  the  termination  of  the  Executive's   employment  with  the  Company
irrespective of the reasons therefor.

               (b) The Executive acknowledges and agrees that the restrictions imposed upon the Executive by Sections 5.1, 5.2, 5.3 and 5.4 and the purpose of such restrictions are reasonable and are designed to protect the Protected Information and the continued success of the Company without unduly restricting the Executive's future employment by others. Furthermore, the Executive acknowledges that, in view of the Protected Information which the Executive has or will acquire or has or will have access to and in view of the necessity of the restrictions contained in Sections 5.1, 5.2, 5.3 and 5.4, any violation of any provision of Sections 5.1, 5.2, 5.3 and 5.4 hereof would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing, the Executive consents and agrees that if the Executive violates any of the provisions of Sections 5.1, 5.2, 5.3 or 5.4 of this Agreement, the Company and its successors in interest, as the case may be, shall be entitled, to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining the Executive from committing or continuing any violation of such Sections of this Agreement.

          In the event of any such violation of Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement, the Executive further agrees that the time periods set forth in such Sections shall be extended by the period of such violation.

                                   ARTICLE VI

                                  Termination

          6.1 Termination of Employment. The Executive's employment may be terminated at any time during the Contract Term by mutual agreement of the parties, or as otherwise provided in this Article.

               (a) Termination for Cause. The Company may terminate the Executive's employment without notice at any time for cause. For purposes of this Agreement, cause for termination shall include: continued neglect, after notice thereof, or willful misconduct by the Executive with respect to his duties and obligations under this Agreement; unauthorized expenditure of the Company's funds; unethical business practices in connection with the Company's business; misappropriation of the Company's assets; any material breach by the Executive of any term or provision of this Agreement; any act or action of the Executive during the term of this Agreement involving embezzlement, dishonesty related to the Company or the Company's business, or habitual use of alcohol or drugs; conviction of any felony; or any similar or related act or failure to act by the Executive.

Upon termination for cause, the Executive shall not be entitled to payment of any compensation other than salary and accrued benefits under this Agreement earned up to the date of such termination.

                                  ARTICLE VII

                                 Miscellaneous

          7.1 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

          7.2 Beneficiary. If the Executive dies prior to receiving all of the salary payable hereunder, such salary shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Executive's estate.

          7.3 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

          7.4 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

          7.5 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

          7.6 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:       PCT HOLDINGS, INC.
                                   434 Olds Station Road
                                   Wenatchee, WA 98801
                                   Attn:  Mr. Roger Vallo, Secty.

          If to the Executive:     Mr. Donald A. Wright
                                   150 Manhattan Square
                                   East Wenatchee, WA 98802

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

          7.7 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          7.8 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

          7.9 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Washington, without regard to its choice of law principles.

          7.10 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding employment by the Company and severance or other payments contingent upon termination of employment. Notwithstanding the foregoing, the Executive shall be entitled to any other severance plan applicable to other peer executives of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

The Executive:



/s/ DONALD A. WRIGHT
- -----------------------------------
DONALD A. WRIGHT



The Company:
PCT Holdings, Inc.



/s/ ROGER VALLO
- -----------------------------------
ROGER VALLO, SECRETARY & DIRECTOR



Witness:



/s/ NICK A. GERDE
- -----------------------------------
NICK A. GERDE, VICE PRESIDENT FINANCE

                      EXHIBIT "A" TO EMPLOYMENT AGREEMENT
                              FOR DONALD A. WRIGHT

STOCK OPTIONS
- -------------

     Based upon the Employee's performance, as judged by the Board of Directors, stock options may be awarded at the end of each fiscal year under the terms of the Company's Qualified Stock Option Plan. Said Options expire ten (10) years from date of Grant.

     Maximum
     # of Shares(1)      Otion Price         Fiscal Year
     -----------         ------------        -----------

     15,000              $2.00/share            1995
     15,000              $2.00/share            1996
     15,000              $2.00/share            1997

BONUS (paid at end of the fiscal year)
- -----

     Bonus monies are comprised of three (3) parts, each of which will be considered annually:

          * Top Line (Net Sales)(2)
          * Bottom Line (Net Profit/Income)
          * Booked Back Log

Top Line                                               Amount
- --------                                               ------

Greater than 5 percent Below Approved Budget           $     0
Plus or Minus 5 percent of Approved Budget               7,000
Greater than 5 percent Above Approved Budget            17,000

Bottom Line                                            Amount
- -----------                                            ------

Greater than 5 percent Below Approved Budget           $     0
Plus or Minus 5 percent of Approved Budget              12,000
Greater than 5 percent Above Approved Budget            22,000

Back Log                                               Amount
- --------                                               ------

Less than 9 Months "of Average of last 6 months"       $     0
10-17 Months "of Average of last 6 Months"               4,500
Greater than 18 Months "of Average of last 6 Months"     7,000
Greater than 24 Months "of Average of last 6 Months"     9,500

INITIALS:

  Executive    /s/ DAW
               --------------

  Company      /s/ RV
               ---------------

  Witness      /s/ NAG
               ---------------






     (1) Share amounts contemplate post-split effect of proposed 1 for 2 stock split and merger into PCT Holdings, Inc., a Nevada Corporation.

     (2) Any bonus amounts earned for achieving or exceeding top line or back log goals will be incrementally reduced for falling below the bottom line goal. The amount of percentage to be reduced will be set by the Board of Directors.